                                                                     EXHIBIT 1.1

                              3,300,000 Shares/1/

                                 Common Stock

                            UNDERWRITING AGREEMENT



______________ __, 2000
W.R. Hambrecht + Co., LLC
Pacific Growth Equities, Inc.
As representatives of the several Underwriters
 c/o W.R. Hambrecht + Co., LLC
550 Fifteenth Street
San Francisco, CA  94103

Ladies and Gentlemen:

          Peet's Coffee & Tea, Inc., a Washington corporation (the "Company"), proposes to issue and sell up to an aggregate of 2,500,000 shares of its authorized but unissued common stock, no par value per share (the "Common Stock") to the Underwriters (as hereinafter defined), for whom you (the "Representatives") are acting as representatives, and the persons named in
Schedule 1 hereto (the "Selling Shareholders") propose to sell up to an aggregate of 800,000 shares of Common Stock to the Underwriters (said 2,500,000 shares of Common Stock to be issued and sold by the Company and said 800,000 shares of Common Stock to be sold by the Selling Shareholders being herein called the "Underwritten Stock"). The Company has also granted the Underwriters an option to purchase up to an aggregate of 182,623 additional shares of Common Stock and certain Selling Shareholders have also granted the Underwriters an option to purchase up to an aggregate of 312,377 additional shares of Common Stock (collectively, the "Option Stock;" the Option Stock, together with the Underwritten Stock, being hereinafter referred to as the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

          The Company and the Selling Shareholders hereby confirm the agreements made with respect to the purchase of the Shares by the underwriters, for whom you are acting as representatives, named in Schedule 2 hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Shares pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Underwriting Agreement (this "Agreement") on its behalf and to act for it in the manner herein provided.

          1. Registration Statement. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-47976, including the related preliminary prospectus, for the registration under the Securities Act
---------------------
/1/ Plus an option to purchase from the Company up to an aggregate of 182,623 additional shares and from certain Selling Shareholders up to an aggregate of 312,377 additional shares to cover over-allotments.

of 1933, as amended (the "Securities Act"), of the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

               (a) The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment so such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

               (b) The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          2. Representations and Warranties of the Company and the Selling Shareholders.

               (a) The Company hereby represents and warrants to the Underwriters as follows:

                    (1) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which the Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act and Rules"). On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which the Option Stock is to be purchased, will not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (a)(1) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or Prospectus.

                    (2) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, having full power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole). The Company and its subsidiaries, collectively, have employees located solely in California, Illinois, Massachusetts and Oregon, and in no other jurisdiction in the United States, and, notwithstanding anything in (a)(2)(ii) to the contrary, each of the Company and its subsidiaries (other than The West Bertona Group, Inc.) is duly qualified to do business as a foreign corporation and is in good standing in California, and the Company's operating subsidiary, Peet's Operating Company, Inc., is so qualified and in good standing in California, Illinois, Massachusetts and Oregon, which are the only jurisdictions where the Company and its subsidiaries are required to be so qualified except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries do not own any capital stock or other equity securities in any other entity.

                    (3) The Company has the duly authorized and validly issued outstanding capitalization as of October 1, 2000 set forth under the caption "Capitalization" in the Prospectus and will have the adjusted capitalization as of October 1, 2000 (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on the Closing Date and any later date on which the Option Stock is to be purchased, based on the assumptions set forth therein. The securities of the Company (and Shares to be sold by the Selling Shareholders) conform to the descriptions thereof contained in the Prospectus. The form of certificates for the Shares conforms to the requirements of the Washington Business Corporation Act. The outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders, but not including the shares of Common Stock to be issued and sold by the Company) have been duly authorized and validly issued by the Company and are fully paid and nonassessable, and were issued in transactions that were exempt from the registration requirements of the Securities Act, without violation of any preemptive rights, rights of first refusal or similar rights. Except as created hereby or referred to in the Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those that have lapsed or have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares are duly authorized, and will be, when sold to the Underwriters as provided herein, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. The outstanding shares of capital stock or ownership interests of each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as disclosed in the Prospectus, are solely owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiary are outstanding.

                    (4) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) the articles of incorporation or bylaws of the Company or any of its subsidiaries; (ii) any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which its respective property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, or their activities or properties, which would materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole.

                    (5) The Common Stock has been approved for quotation on The Nasdaq National Market and, prior to the Closing Date, (i) the Common Stock shall be listed and duly admitted to trading on The Nasdaq National Market and
(ii) the Shares will be authorized for inclusion in The Nasdaq National Market.

                    (6) The financial statements of the Company and its subsidiaries and the related notes and schedules thereto included in the Registration Statement and the Prospectus fairly present the financial position, results of operations, shareholders' equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The summary and selected financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and such data have been prepared on a basis consistent with the financial statements contained therein and in the books and records of the Company.

                    (7) Deloitte & Touche LLP, who have certified the financial statements and schedule as of October 1, 2000, and for the nine months then ended, filed with the Commission as part of the Registration Statement, have represented to the Company that they are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                    (8) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (9) Subject to applicable law and except as disclosed in the Prospectus, none of the Company's subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the subsidiary's capital stock, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company.

                    (10) The Company and its subsidiaries have filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company and its subsidiaries have no tax deficiency that has been or, to their knowledge, that might be assessed against the Company and its subsidiaries that, if so assessed, would materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company and its subsidiaries.

                    (11) The Company and its subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility of the types and in amounts and with such deductibles as customary for companies in the same or similar business, all of which insurance is in full force and effect.

                    (12) Except as disclosed in the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement, which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects); or (iii) may have a material adverse affect upon the business operations, financial conditions or income of the Company and its subsidiaries, taken as a whole.

                    (13) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement have been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitute the legal, valid and binding agreements of the Company or such subsidiary enforceable by and against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Securities Act and Rules, and there are no contracts or other documents that are required by the Securities Act or Rules to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required and the exhibits that have been filed are complete and correct copies of the documents of which they purport to be copies[, except to the extent that such agreements are subject to a request for confidential treatment that has been duly filed under the Securities Act.] Except for such rights as described in the Registration Statement and the Prospectus, no party has any right to require the Company to register any securities for sale under the Securities Act.

                    (14) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as expressly contemplated therein, neither the Company nor any of its subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                    (15) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under, any term or provision of (i) its articles of incorporation or bylaws; (ii) any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or such subsidiary or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or such subsidiary or its activities or properties and the effect of which violation or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

                    (16) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

                    (17) No labor disturbance by the employees of the Company or any of its subsidiaries or principal suppliers or customers exists or, to the Company's knowledge, is imminent.

                    (18) Except as disclosed in the Prospectus, each of the Company and its subsidiaries owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Rights") necessary for the conduct of its business as described in the Prospectus. Except as disclosed in the Prospectus, to the Company's knowledge, no claims have been asserted against the Company or any of its subsidiaries by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The continued use of the Rights in connection with the business and operations of the Company and its subsidiaries does not, to the knowledge of the Company and its subsidiaries, infringe on the rights of any person, which, if the subject of an unfavorable decision, ruling or filing, would have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries, taken as a whole.

                    (19) The Company and its subsidiaries are conducting their businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Selling Shareholders of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to qualify or exempt the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                    (20) Neither the Company, nor, to the Company's knowledge, any of its officers, directors or affiliates (within the meaning of the rules and regulations promulgated under the Securities Act), has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company, to facilitate the sale or resale of the Shares or otherwise.

                    (21) Neither the Company nor any of its subsidiaries is, or after giving effect to the issuance and sale of the Shares by the Company will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                    (22) There are no transfer taxes or similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

                    (23) The Company and its subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are described in the Registration Statement and Prospectus, or such as are not materially important in relation to the business of the Company and its subsidiaries, taken as a whole. The Company has valid and enforceable leases for the properties described in the Prospectus as leased by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are not material and do not interfere with the use made by the Company and its subsidiaries thereof and except as disclosed in the Prospectus. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted, as set forth in the Registration Statement and the Prospectus and the properties and business of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                    (24) Each of the Company and its subsidiaries holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its subsidiaries are in compliance therewith in all material respects, except where the failure so to obtain, maintain or comply with would not have a materially adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                    (25) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income

Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan"; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company and its subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                    (26) No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the current or prior directors, officers, shareholders, customers or suppliers of the Company or its subsidiaries, on the other hand, which is required to be described in the Prospectus that is not so described.

                    (27) Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

                    (28) The business, operations and facilities of the Company and each of its subsidiaries have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company or any of its subsidiaries has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a material adverse effect on the business of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damage to natural resources).

                    (29) Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any officer or employee of the Company or any of its subsidiaries, is a party to any contract or commitment that restricts in any material respect the ability of the Company, any of its subsidiaries or such individual to engage in the business of the Company or such subsidiary as described in the Registration Statement and the Prospectus.

               (b) Each of the Selling Shareholders, severally and not jointly, hereby represents and warrants to the Underwriters as follows:

                    (1) Such Selling Shareholder has good and marketable title to all the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Shareholder, to the rights of The EquiServe Trust Company, N.A., as custodian (herein called the Custodian), and that upon the delivery of and payment for such Shares hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever. Certificates in negotiable form for the Shares to be sold by such Selling Shareholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Shareholder specifically agrees that the Shares represented by the certificates so held in custody for such Selling Shareholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Shareholder for such custody, including the Selling Shareholder's Irrevocable Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Shareholder shall not be terminated by any act of such Selling Shareholder or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; if any such death incapacity, dissolution, liquidation or other such event should occur before the delivery of such Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                    (2) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Selling Shareholder's Irrevocable Power of Attorney and the Custody Agreement, and (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Shares for public offering by the Underwriters under state and foreign securities laws) for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has the right, power and authority to enter into this Agreement, the Selling Shareholder's Irrevocable Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; the Selling Shareholder's Irrevocable Power of Attorney and the Custody Agreement constitute valid and binding obligations and agreements of such Selling Shareholder in accordance with their respective terms.

                    (3) The performance of this Agreement, the Selling Shareholder's Irrevocable Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or (assuming the making of all filings required under Rule 424(b) or Rule 430A and the due qualification of the Shares for public offering by the Underwriters under state and foreign securities laws) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

                    (4) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which has constituted, or which is designed to or might reasonably be expected to cause or result in, stabilization or manipulation of the price of sale or resale of the Shares.

                    (5) Such Selling Shareholder has not distributed any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

                    (6) Such Selling Shareholder has reviewed the Registration Statement and Prospectus and, to the best knowledge of such Selling Shareholder, on the Effective Date, the Registration Statement did not, and on each of the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, to the best knowledge of such Selling Shareholder, on the Effective Date the Prospectus did not, and on each of the Closing Date or any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (b)(6) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

                    (7) This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding obligation of such Selling Shareholder.

          3.   Purchase of the Shares by the Underwriters.

               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders shall sell the Underwritten Stock to the Underwriters, and the Underwriters agree to purchase from the Company and the Selling Shareholders, the Underwritten Stock. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Shareholders and purchased by the Underwriters shall be $______ per share (the "Purchase Price"). In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule 2.

               (b) If for any reason one of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 13 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter, the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of notice of such failure or refusal to so purchase to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter and upon the terms herein set forth, all or any part of the Shares that such defaulting Underwriter agreed to purchase. If a non-defaulting Underwriter fails so to make such arrangements with respect to all such Shares and portion, the number of Shares that such non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Shares and portion that the defaulting Underwriter agreed to purchase; provided, however, that such non-defaulting Underwriter shall not be obligated to purchase the Shares and portion that such defaulting Underwriter agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares that the Underwriters agreed to purchase under this Agreement. If the total number of Shares that the defaulting Underwriter agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period referred to above, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If such non-defaulting Underwriter does not make arrangements within the 24-hour periods stated above for the purchase of all the Shares that such defaulting Underwriter agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or on the part of the non-defaulting Underwriter. Nothing in this paragraph (b), and no action taken hereunder, shall relieve a defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders grant an option to the Underwriters to purchase, severally and not jointly, the Option Stock at the Purchase Price. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this agreement upon written or electronic notice by the Underwriters to the Company setting forth the aggregate number of shares of Option Stock as to which the Underwriters are exercising the option. Delivery of the certificates for the shares of Option Stock, and payment therefor shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be in such amounts as the Underwriters shall agree upon prior to the exercise of the option set forth hereunder.

          4.   Offering by the Underwriters.

               (a) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

               (b) The information set forth in the paragraph describing the "OpenIPO" process on the front cover page, in the last paragraph on page three under the caption "The Offering" and under the caption "Plan of Distribution" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Shares filed by the Company and the Selling Shareholders (insofar as such information relates to the Underwriters or related persons) constitutes the only information furnished by the Underwriters to the Company and the Selling Shareholders for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus, and you on behalf of the Underwriters represent and warrant to the Company and the Selling Shareholders that the statements made therein (insofar as they relate to the Underwriters or related persons) are correct and do not omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.   Delivery of and Payment for the Shares.

               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Cooley Godward LLP, One Maritime Plaza, San Francisco, California 94111, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment are herein called the Closing Date.

               (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Cooley Godward LLP, One Maritime Plaza, San Francisco, California 94111, at 7:00 A.M., San Francisco time, on the third business day after the exercise of such Option, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you.

               (c) Payment for the Shares purchased from the Company and the Selling Shareholders shall be made to the Company or its order and the Selling Shareholders by wire transfer or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Shares to you against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in the name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of Option Stock. Such certificates will be made available to the

Underwriters for inspection, checking and packaging on the business day preceding the Closing Date or, in the case of Option Stock, by 12:00 P.M., San Francisco time, on the business day preceding the date of purchase.

               (d) Each Selling Shareholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Shares to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

          6. Covenants of the Company. The Company covenants and agrees as follows:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; and (ii) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus (A) of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent or (B) of which is not in compliance with the Securities Act or the rules and regulations of the Commission thereunder.

               (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters (i) of any request made by the Commission for amendment of the Registration Statement, for supplement to the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the institution or threat of any action, investigation or proceeding for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the receipt by it of notice of the initiation or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting or withdrawal thereof as soon as possible.

               (c) The Company will (i) on or before the Closing Date, deliver to the Underwriters a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any to the Registration Statement (together with, in each case, all exhibits thereto unless previously delivered to the Underwriter); (ii) as promptly as possible deliver to the Underwriters, at such office as the Underwriters may designate, as many copies of the Prospectus as the Underwriters may reasonably request; and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as the Underwriters may reasonably request for the purposes contemplated by the Securities Act.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the

Company, or of which the Company shall be advised in writing by the Underwriters, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Shares by the Underwriters and during such period, the Underwriters shall propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

               (f) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or file any general consent to service of process in any jurisdiction in which it is not so qualified. The Company will from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.

               (g) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (E) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (F) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (G) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (I) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and one counsel for the Selling Shareholders as a group; and (J) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations hereunder.

               (h) As soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the rules and regulations promulgated under the Securities Act, an earnings statement that will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158(a) of the rules and regulations promulgated thereunder.

               (i) During a period of three years after the date hereof, the Company will furnish or make available to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission.

               (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

               (k) The Company will not, directly or indirectly, without the prior written consent of W.R. Hambrecht + Co., LLC on behalf of the Underwriters, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days following the commencement of the public offering of the Shares by the Underwriters, except pursuant to this Agreement and except for issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof and except as contemplated by the Prospectus.

               (l) The Company will cause the Shares to be duly included for quotation on the Nasdaq National Market prior to the Closing Date.

               (m) The Company will not take, directly or indirectly, and will use its best efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

               (n) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

               (o) The Company will use its best efforts to timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply as to form and material substance with the applicable requirements under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder.

               (p) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (q) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter (the "Lock-Up Agreement") from (i) each of the Company's directors, officers and the Selling Shareholders stating that such person agrees that he or she will not, without the prior written consent of W.R. Hambrecht + Co., LLC directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of (or enter into any transaction that is designed to, or could be expected to, result in the disposition by any person
of) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by him or her, or publicly announce his or her intention to do any of the foregoing, prior to the date of the Prospectus for a period of 180 days after the first date any Underwritten Stock is released by the Underwriters for sale to the public and
(ii) certain of the Company's other shareholders containing identical restrictions to the Lock-Up Agreements referred to in (i) above.

          7. Covenants of the Selling Shareholders. Each Selling Shareholder covenants and agrees as follows:

               (a) Such Selling Shareholder will not, without the prior written consent of W.R. Hambrecht + Co., LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Shareholder or any affiliate of the Selling Shareholder ) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by W.R. Hambrecht + Co., LLC.

               (b) Such Selling Shareholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (c) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties known to such Selling Shareholder, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Shareholder.

               (d) Such Selling Shareholder will not distribute prior to the later of (i) any date on which Option Stock are to be purchased, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

               (e) Such Selling Shareholder will comply with the agreement contained in Section 5(d).

          8. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters under this Agreement are subject to the performance by the Company and the Selling Shareholders on and as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, of its covenants and agreements hereunder, and the following additional conditions:

               (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

               (b) The Underwriters shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a fact required to be stated therein or is necessary to make the statements therein not misleading; (ii) since the Effective

Date, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in an effective supplement or amendment; (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein; (iv) neither the Company nor any of its subsidiaries has any material contingent obligations that are not disclosed in the Registration Statement and the Prospectus; (v) there are no pending or, to the Company's knowledge, threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is subject that are material and that are not disclosed in the Registration Statement and the Prospectus; (vi) there are not any franchises, contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required; and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

               (c) On or prior to the Closing Date, the legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Morrison & Foerster LLP, counsel for the Underwriters. The Underwriters shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

               (d) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriters shall have received an opinion addressed to the Underwriters, dated the Closing Date or, if related to the later sale of Option Stock, such later date, of Cooley Godward LLP , counsel to the Company, to the effect set forth in Exhibit A hereto. In
                                                         ---------
rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

               (e) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriters shall have received an opinion addressed to the Underwriters, dated the Closing Date or, if related to the later sale of Option Stock, such later date, of Cooley Godward LLP, special counsel to the Selling Shareholders, to the effect set forth in Exhibit B hereto.
---------

               (f) You shall have received from Deloitte & Touche LLP a letter addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that Deloitte & Touche LLP are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to the Underwriters concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries, which in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Stock as contemplated by the Prospectus.

               (g) You shall have received from Deloitte & Touche LLP a letter stating that their review of the Company's internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 2000, did not disclose any weakness in internal controls that they considered to be material weaknesses.

               (h) On the Closing Date, and on any later date on which Option Stock is purchased, you shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any amendments or supplements thereto and this Agreement, and that statements (i) through (vii) included in paragraph (b) of this Section 8 are true and correct.

               (i) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

               (j) You shall have been furnished evidence in usual written or electronic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

               (k) Prior to the Closing Date, the Shares shall have been duly authorized for inclusion on the Nasdaq National Market upon official notice of issuance.

               (l) On or prior to the Closing Date, the Underwriters shall have received from all directors, executive officers and Selling Shareholders agreements, in substantially the form set forth in Exhibit __ hereto or otherwise reasonably satisfactory to W.R. Hambrecht + Co., LLC, stating that such person or entity will not, without the prior written consent of W.R. Hambrecht + Co., LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person or entity or any affiliate of such person or entity or any person in privity with such person or entity or any affiliate of such person or entity) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the Closing Date.

          In case any of the conditions specified in this Section 8 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of Section 6 hereof; and (ii) if this Agreement is terminated by you because of any refusal or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

          9. Conditions of the Obligations of the Company and the Selling Shareholders.

               (a) The obligations of the Company and the Selling Shareholders to deliver the Shares shall be subject to the conditions that (i) the Registration Statement shall have become effective and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

               (b) In case either of the conditions specified in paragraph (a) of this Section 9 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (g) and (h) of Section 6 hereof.

          10.  Indemnification and Contribution.

               (a) Subject to the provisions of paragraph (d) of this Section 10, the Company and each of the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter (and any person participating in the distribution who is deemed to be an underwriter (as defined in Section 2(11) of the Securities Act) and each person (including each member or officer thereof), if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and the Company and each of the Selling Shareholders, severally and not jointly, agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities, or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Underwritten Stock, including without limitation, untrue or alleged untrue statements communicated to securities analysts employed by the Underwriters; provided, however, that (i) the indemnity agreement of the Company and each of the Selling Shareholders contained in this paragraph (a) shall not apply to any such loss, claim, damage, liability or action if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (ii) that the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or such persons) if the person asserting any such loss, claim, damage, liability or action purchased Shares that are the subject thereof to the extent that any such loss, claim, damage, liability or action (A) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and (B) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company and each of the Selling Shareholders contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each of the Selling Shareholders and the other Underwriters against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing by or on behalf of such indemnifying Underwriter to the Company expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company and each of the Selling Shareholders or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.

               (c) Each party indemnified under the provisions of paragraph (a) or (b) of this Section 10 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such indemnified party will promptly notify any party or parties from whom indemnification may be sought hereunder of the commencement thereof in writing. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give such notice if the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which such notice would have related and was prejudiced by the failure to give the notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party or parties against which a claim is to be made will be entitled, at its own expense, to participate in the defense of such action, suit, investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of notice from the indemnified party or parties of an action, suit, investigation or inquiry to which indemnity may be sought, to assume the entire defense thereof (alone or in conjunction with any other indemnifying party or parties), at its own expense, in which case such defense shall be conducted by counsel reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties has reasonably concluded that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct such defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties; and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of different or additional legal defenses in accordance with the proviso to the immediately preceding sentence; or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If no such notice to assume the defense of such action has been given within a reasonable time of the indemnified party's or parties' notice to such indemnifying party or parties, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties from the offering of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Shareholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after deducting the underwriting discount but before deducting expenses) and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder. Notwithstanding the provisions of this paragraph (d), no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the offering of the Shares (after deducting the underwriting discount but before deducting expenses). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders' obligations in this paragraph (d) to contribute are several in proportion to the net proceeds received by each such Selling Shareholder from the offering of the Shares (after deducting the underwriting discount but before deducting expenses) and not joint.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), it will promptly notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 10). The contribution agreement set forth above shall be in addition to any liabilities that any indemnifying party may have at common law or otherwise.

               (e) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

               (g) Notwithstanding anything to the contrary contained herein, the total liability of each Selling Shareholder under the representations and warranties contained in paragraph (b) of Section 2 hereof and under the indemnification, contribution and reimbursement agreements contained in the provisions of this Section 10 and Section 11 of this Agreement shall be limited to an amount equal to the net proceeds received by such Selling Shareholder from the offering of the Shares (after deducting the underwriting discount but before deducting expenses). The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

          11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 10 of this Agreement and subject, in the case of the Selling Shareholders, to paragraph (g) of Section 10 of this Agreement, the Company and each of the Selling Shareholders, severally and not jointly, hereby agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 10 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent that any such payment is ultimately held to be improper, the Underwriters shall promptly refund it; and (ii) the Underwriters shall provide to the Company and each of the Selling Shareholders, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          12. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, the Selling Shareholders and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

          13.  Termination.

               (a) This Agreement (except for the provisions of Section 10 hereof) may be terminated by you by notice to the Company at any time prior to the Closing Date if: (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured; (ii) trading in the Common Stock shall have been suspended or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations on such trading shall have been imposed or limitations on prices shall have been established on any such exchange or market system; (iii) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof shall have occurred; (iv) any outbreak of hostilities or other national or international calamity or crisis or material adverse change in economic or political conditions shall have occurred if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority shall have occurred that in the Underwriter's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; (vi) a banking moratorium shall have been declared by New York or United States authorities; or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs shall have occurred that in your reasonable judgment has a material adverse effect on the securities markets in the United States.

               (b) If this Agreement is terminated pursuant to this Section 13, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (g) and (h) of Section 6. Notwithstanding any termination of this agreement, the provisions of Section 10 hereof shall survive and remain in full force and effect.

          14. Notices. All communications hereunder shall be in writing and if sent to the Underwriters shall be mailed or delivered or emailed and confirmed by letter or telecopied and confirmed by letter to W.R. Hambrecht + Co., LLC at 550 Fifteenth Street, San Francisco, California 94103, with copies to Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, Attn: Robert
S. Townsend, Esq., or, if sent to the Company or the Selling Shareholders, shall be mailed or delivered or emailed and confirmed to the Company at 1400 Park Avenue, Emeryville, California 94608, Attn: Chief Executive Officer, with copies to Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, Attn: Kenneth L. Guernsey, Esq.

          15. Successors. This agreement shall be to the benefit of and be binding upon the Company, the Selling Shareholders and the Underwriters and, with respect to the provisions of Section 10 hereof, the several parties (in addition to the Company and the Underwriters) indemnified under the provisions of said Section 10, and their respective personal representatives, successors and assigns. Nothing in this agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this agreement, or any provisions herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

          16. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          17. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.


                                 Very truly yours,

                                 PEET'S COFFEE & TEA, INC.


                                  By:___________________________________________
                                  Name:  Christopher P. Mottern
                                  Title:  President and Chief Executive Officer


                                  SELLING STOCKHOLDERS:


                                  By:___________________________________________

                                  Name:_________________________________________
                                  Title:  Attorney-In-Fact

Accepted as of the date first above
written:

W.R. Hambrecht + Co., LLC
Pacific Growth Equities, Inc.
as representatives of the
several Underwriters

By:  W.R. Hambrecht + Co., LLC


By:_______________________________
   Name:__________________________
   Title:_________________________

                                  Schedule 1

                             Selling Shareholders

                               Number of Shares of         Maximum Number of
                               -------------------         -----------------
                             Underwritten Stock to be    Shares of Option Stock
                             ------------------------    ----------------------
Selling Shareholders:                  Sold                     to be Sold
--------------------                   ----                     ----------
[Name]
[address]
Fax:

[Name]
[address]
Fax:

[Name]
[address]
Fax:

[Name]
[address]
Fax:

     Total....................         800,000                    312,377
-------------------------------------------------------------------------

                                  Schedule 2

                                 Underwriters


                                                           Number of Shares
                             Underwriters                  to be Purchased
                             ------------                  ----------------

WR Hambrecht + Co., LLC ...............................

Pacific Growth Equities, Inc. .........................

                                   Exhibit A
                                   ---------

        Form of Opinion of Cooley Godward LLP on Behalf of the Company

                          [will furnish revised form]

                                   Exhibit B
                                   ---------

  Form of Opinion of Cooley Godward LLP on Behalf of the Selling Shareholders

                          [will furnish revised form]